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                                                                EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-72271) and Form S-3 (No. 333-78915), Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form S-1 (No. 333-56603), and Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form S-1 (No. 333-65563) of United Road Services, Inc. of our report dated March 22, 2001, except as to Note 18, which is as of March 30, 2001, relating to the consolidated financial statements as listed in the index appearing under Item 14(a)(1), which report appears in the December 31, 2000 annual report on Form 10-K of United Road Services, Inc.

                                /s/ KPMG LLP
Albany, New York
March 30, 2001